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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                JURISDICTION
SUBSIDIARY                                                    OF INCORPORATION
---------------------------------------                       ----------------
LimToo, Inc                                                   Delaware

American Factoring, Inc.                                      Nevada

Floret LLC                                                    Ohio

Limited Too Store Planning Inc. **                            Ohio

Limited Too Purchasing, Inc. **                               Ohio

Limited Too Catalog Production, Inc. **                       Ohio

Limited Too Catalog, LLC **                                   Ohio

Limited Too Web, LLC **                                       Ohio

Limited Too Creative Design, Inc. **                          Ohio


** These subsidiaries were established on January 31, 2000.